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                                                                   EXHIBIT 99.1





        DELTEK SYSTEMS ANNOUNCES TERMINATION OF ACQUISITION DISCUSSIONS


McLean, Virginia, September 5, 1997, Deltek Systems, Inc. (Nasdaq: DLTK) announced today that it has been in discussions to acquire a privately held software provider. The Company expected to enter into a definitive agreement prior to the open of the market; however, no agreement has been reached and discussions have terminated.

Deltek Systems, Inc. designs, develops, and supports advanced software solutions for project-oriented businesses. Software products encompass financial and project accounting, materials management, human resource and payroll administration, employee timekeeping, project management, and reporting tools. Deltek's full range of related services include implementation consulting, training, software maintenance, and telephone support. Over 2,000 companies use Deltek products including professional and technical service firms, research and development organizations, not-for-profit organizations, engineering and environmental firms, construction companies, systems integrators, and make-to-order manufacturers.

Contact:

Deltek Systems, Inc:
Kenneth deLaski, President and Chief Executive Officer
Alan Stewart, Chief Financial Officer
Babette Aller, Investor Relations
703.734.8606












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